SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Titan International, Inc.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PROXY STATEMENT
PROPOSAL NUMBER 1
DIRECTORS CONTINUING IN OFFICE
PROPOSAL NUMBER 2 -- SELECTION OF AUDITORS
OTHER BUSINESS
EXECUTIVE OFFICERS COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT AND OTHER FEES
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
HOUSEHOLDING
PROXY SOLICITATION

Titan International, Inc.
2701 Spruce Street
Quincy, Illinois 62301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2002

To the Stockholders:

      The Annual Meeting of Stockholders (the “Annual Meeting”) of Titan International, Inc., an Illinois corporation (“Titan” or the “Company”), will be held at the Hilton Suites Hotel, Detroit Metro Airport, 8600 Wickham Road, Romulus, MI 48174, on Thursday, May 16, 2002, at 11:00 a.m. Eastern time, to consider and act upon the following matters:

1)	To elect three Directors to serve for three-year terms and until their successors are elected and qualified;

2)	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2002; and

3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only stockholders whose names appear of record at the Company’s close of business on March 25, 2002, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

      All stockholders are cordially invited to attend the Annual Meeting. Whether or not you intend to be present, please complete, sign, date and return the enclosed proxy card in the stamped pre-addressed envelope. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The presence, in person or by properly executed proxy, of a majority of the common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.

By Order of the Board of Directors,

CHERI T. HOLLEY
Secretary

Quincy, Illinois

April 5, 2002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TITAN INTERNATIONAL, INC.

May 16, 2002

      This Proxy Statement is being furnished to the stockholders of Titan International, Inc. (“Titan” or the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 16, 2002, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting. This Proxy Statement and accompanying form of proxy will be first mailed to stockholders on or about April 5, 2002.

VOTING

      Holders of shares of common stock (the “Common Stock”) of the Company at its close of business on March 25, 2002, (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 20,726,995 shares of Common Stock were outstanding. Holders of Common Stock (the “Common Stockholders”) are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

      A majority of the votes of Common Stockholders cast at the Annual Meeting is required for the election of each Director. Ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, and so are equivalent to votes against a proposal, whereas broker non-votes are not counted for such purposes.

      Common Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

      All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be: voted FOR Proposal number one, voted FOR Proposal number two, and persons designated as proxies will vote with their best judgment on such other business as may properly come before the Annual Meeting. The Board of Directors of the Company does not know of any matters that will come before the Annual Meeting other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Common Stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed revocation and proxy bearing a later date or by voting in person at the meeting. Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301.

✓ PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS

      The Board of Directors recommends that stockholders vote FOR the Board of Directors’ slate of nominees standing for election.

      The Company’s Bylaws provide for three classes of directors of approximately equal numbers designated as Class I, Class II and Class III. Each director is elected for a three-year term and the term of each Class expires in a different year. The nominees for election to the Board of Directors as Class II Directors for a three-year term expiring at the 2005 Annual Meeting are: Richard M. Cashin Jr., Albert J. Febbo and Mitchell I. Quain, each of whom is a current director of the Company. Each of the nominees has consented to continue serving as a director if elected.

      In the unexpected event that a nominee for director is elected and becomes unable to serve before the Annual Meeting, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company’s existing Board of Directors. The following is a brief description of the business experience of each nominee for at least the past five years.

      RICHARD M. CASHIN JR. — Mr. Cashin is the Chairman of One Equity Partners, the private equity investment unit of Bank One. Prior to that time, Mr. Cashin was the President of Citicorp Venture Capital, Ltd., where he was employed from 1980 to 2000. Mr. Cashin is also a director of Delco Remy International, Fairchild Semiconductor, and Hoover. Mr. Cashin, who is 48 years old, became a director of the Company in 1994.

      ALBERT J. FEBBO — Mr. Febbo retired from GE after 30 years — 18 years with the plastics business in sales and marketing leadership roles in the U.S. and Europe and 12 years as a corporate officer leading the automotive and corporate marketing teams. He also serves as a director of Med Panel, Inc. Mr. Febbo, who is 62 years old, became a director of the Company in 1993.

      MITCHELL I. QUAIN — Mr. Quain is Chairman of The Industrial Manufacturing Institute. Previously, Mr. Quain spent four years with ABN AMRO Incorporated, most recently as Vice Chairman, and 22 years at Schroder & Co., Inc. Mr. Quain is also a director of Magnetek, Inc., Mechanical Dynamics, Register.com, and Strategic Distribution, Inc., as well as a number of private companies. He is also Chairman of the Board of Overseers of the University of Pennsylvania’s School of Engineering and Applied Sciences and serves on the University’s Board of Trustees. Mr. Quain, who is 50 years old, became a director of the Company in 1999.

DIRECTORS CONTINUING IN OFFICE

      Directors, who are continuing in office as Class III Directors whose terms expire at the annual meeting in 2003, are listed below.

      ERWIN H. BILLIG — Mr. Billig is the Chairman of MSX International. From 1992 to 1999 he served as Vice Chairman of Masco Tech, Inc., and from 1986 to 1992 Mr. Billig was the President and Chief Operating Officer of Masco Tech, Inc. Mr. Billig is also a director and Vice Chairman of Delco Remy International. Mr. Billig, who is 75 years old, is Chairman of the Board of Titan and became a director of the Company in 1992.

      ANTHONY L. SOAVE — Mr. Soave is the President, Chief Executive Officer and founder of Soave Enterprises L.L.C., a Detroit-based holding company which owns and operates businesses in distribution, environmental, and metals recycling, as well as other diversified industries. From 1974 to 1998 he served as President and Chief Executive Officer of Detroit-based City Management Corporation, which he founded. Mr. Soave, who is 62 years old, became a director of the Company in 1994.

      Directors, who are continuing in office as Class I Directors whose terms expire at the annual meeting in 2004, are listed below.

      EDWARD J. CAMPBELL — Mr. Campbell, now retired, was employed for 27 years by Tenneco. He spent 13 of those years as President of Newport News Shipbuilding Company and 14 years at Case Corporation, three of those (1992-94) as President. Mr. Campbell is also currently a director of ABS Group. Mr. Campbell, who is 74 years old, became a director of the Company in 1995.

      MAURICE M. TAYLOR JR. — Mr. Taylor, 57, has been the President and Chief Executive Officer and a director of Titan International, Inc. since 1990, when Titan was acquired in a management-led buyout by investors, including Mr. Taylor. Prior to that time, Mr. Taylor had a significant role in the development of the Company.

Compensation of Directors

      The Company pays its non-employee directors a fee of $500 for each Board of Director (“Board”) or committee meeting attended. Titan also reimburses out-of-pocket expenses related to the directors’ attendance at such meetings. In addition, in March 1994 the Board adopted the 1994 Non-Employee Director Stock Option Plan to provide for grants of stock options as a means of attracting and retaining highly qualified, independent directors for the Company. Under the Plan, each non-employee director of the Company receives a non-discretionary grant of a stock option for 9,000 shares of Common Stock (if available under the Plan) at the conclusion of each annual meeting of stockholders at which such director was elected, re-elected or continuing in office. Options granted under the Plan totaled 54,000 during 2001. The options granted in 2001 are exercisable at a price of $4.54 per share and expire 10 years from the date of grant. Such options vest and become exercisable immediately. In addition, the Company pays Mr. Billig, the Chairman of the Board, an annual fee of $100,000 to carry out his responsibilities which include significant operational matters, as well as corporate development matters. The Company does not have any other consulting contracts or arrangements with any of its directors.

Committees and Meetings of the Board of Directors

      The Board of Directors, which met five times in 2001, has established the following committees of the Board: (i) Audit Committee (consisting of Messrs. Campbell, Cashin, Febbo, Quain and Soave); (ii) Compensation Committee (consisting of Messrs. Billig, Campbell, Cashin, Febbo, Quain and Soave); and (iii) Executive Committee (consisting of Messrs. Billig, Cashin, Soave and Taylor). The Company does not have a standing nominating committee. The Board of Directors selects nominees for election as directors. All directors, except Mr. Cashin, attended 75% or more of the aggregate number of meetings of the Board and applicable committees.

      The Audit Committee, which met six times in 2001, recommends to the Board of Directors independent accountants to perform audit and non-audit services, reviews the scope and results of such services, consults with the internal audit staff, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company’s accounting procedures and controls and management’s response thereto, and reports to the Board. The Audit Committee meets with the independent auditors with or without management present.

      The Compensation Committee, which met once in 2001, reviews and recommends to the Board of Directors the salaries and all other forms of compensation of the Company’s officers.

✓ PROPOSAL NUMBER 2  — SELECTION OF AUDITORS

      The Board of Directors recommends that the stockholders vote FOR its selection of independent auditors, PricewaterhouseCoopers LLP, to audit the consolidated financial statements of the Company and its subsidiaries for 2002.

      PricewaterhouseCoopers LLP has served the Company as independent auditors during the year ended December 31, 2001, and have been selected by the Board of Directors to serve as auditors for the present year. If stockholders fail to ratify the Board’s selection of PricewaterhouseCoopers LLP, the Board will consider this fact when selecting auditors for the 2003 audit year. PricewaterhouseCoopers LLP has served since 1983 as the Company’s independent auditors.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they should desire, and will be available to respond to appropriate questions of stockholders in attendance.

OTHER BUSINESS

      The Board of Directors does not intend to present at the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Stockholders” and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation received by the Company’s Chief Executive Officer and the Company’s three other most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000 during 2001 collectively, the “named executive officers.”

				Long Term
				Compensation
Name and Principal				Awards Securities
Position as of				Underlying	All Other
December 31, 2001	Year	Salary	Bonus	Options(#)	Compensation(a)

Maurice M. Taylor Jr.	2001	$400,000	$400,000	-0-	$5,250
President and Chief	2000	400,000	-0-	-0-	5,250
Executive Officer(b)	1999	400,000	-0-	100,000	5,000
J. Michael A. Akers	2001	$200,000	$70,000	-0-	$64,000
Vice President	2000	200,000	50,000	-0-	62,500
	1999	200,000	50,000	12,970	62,500
Kent W. Hackamack	2001	$175,000	$-0-	-0-	$5,250
Vice President of Finance	2000	166,667	30,000	-0-	4,625
and Treasurer	1999	150,000	-0-	9,380	4,500
Cheri T. Holley	2001	$175,000	$-0-	-0-	$5,250
Vice President, Secretary	2000	166,667	30,000	-0-	4,625
and General Counsel(b)	1999	150,000	-0-	9,380	4,500

(a)	All other compensation represents 401(k) matching contribution for the named executive officers, except for J. Michael A. Akers, which represents money purchase plan contributions in the United Kingdom.

(b)	The President and Secretary are brother and sister.

Compensation Arrangements

      The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which provide that the individuals will not receive any benefits if they voluntarily leave the Company in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares). In the event of a termination of the individual’s employment within 60 days after the Change of Control, the executive is entitled to receive for the remaining term of the agreement, which expires in 2005, their compensation, including bonus, retirement benefits, continuation of all life, accident, health, savings and other fringe benefits. In addition, all unvested options and certain benefits become vested. Messrs. Taylor, Akers, Hackamack and Ms. Holley are each a party to such an agreement.

Stock Options Granted in 2001

      No stock options were granted by the Company during 2001 to the named executive officers: Messrs. Taylor, Akers, Hackamack and Ms. Holley.

Aggregated Option Exercises in 2001 and Year-End Option Values

      The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers.

	Shares				Value of Unexercised
	Acquired On		Number of Unexercised		in-the-Money Options at
	Exercise	Value	Options at December 31, 2001		December 31, 2001
Name	(#)	Realized ($)	(#) Exercisable/Unexercisable		($) Exercisable/Unexercisable

Maurice M. Taylor Jr.	0	n/a	288,120/	48,890	$0/	0
J. Michael A. Akers	0	n/a	22,946/	6,334	0/	0
Kent W. Hackamack	0	n/a	19,144/	4,516	0/	0
Cheri T. Holley	0	n/a	19,924/	4,516	0/	0

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Board of Directors (the “Committee”), composed of six independent non-employee directors, administers the executive compensation program. None of such members is or has been an officer or employee of the Company, except Mr. Billig, who is Chairman of the Board. The Committee passes on all material issues relating to executive compensation.

      The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer (“CEO”) and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company in achieving their business objectives in an industry facing increasing competition and change.

      Annual compensation for the Company’s senior management consists of base salary and, when appropriate, bonus compensation. Salary levels of Company executives are reviewed and are normally adjusted annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (i) the CEO’s recommendations as to compensation for all other executive officers; (ii) the scope of responsibility, experience, time and position and individual performance of each officer, including the CEO; and (iii) compensation levels of other companies in the industry. The Committee’s analysis is a subjective process which utilizes no specific weights or formulas of the aforementioned factors in determining executive’s base salaries.

      The Committee considers bonus compensation to be the primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Company’s senior management, and overall performance by the Company. Awards under the Company’s bonus plan are granted by the Committee based primarily upon: (i) performance of the Company; (ii) performance of the individual; and (iii) recommendation of the CEO. The purpose of the bonus plan is to provide a special incentive to maximize individual performance and the overall performance of the Company.

      In determining the total compensation package for the CEO for 2001, the Committee considered all of the factors discussed above. Additionally, the Committee considered the Company’s performance, the success of the Company’s facilities in surpassing their objectives, the extent and timing of the additions to the Company during the year, the quality and efficiency of the Company’s staff, and certain other factors relating to the Company’s performance.

Members of the Compensation Committee:

Erwin H. Billig, Chairman
Edward J. Campbell
Richard M. Cashin Jr.
Albert J. Febbo
Mitchell I. Quain
Anthony L. Soave

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the “Committee”), composed of five independent non-employee directors, is charged with fulfilling the oversight responsibilities of the Company’s Board of Directors (the “Board”). The Board has determined that the members of the Committee satisfy the requirements of the New York Stock Exchange with respect to independence, experience and financial literacy. The Committee operates under a written charter adopted by the Board.

      The Committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements as of and for the year ended December 31, 2001.

      The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the independent accountants provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the auditors’ their independence. In determining the auditors’ independence, the Committee considered, among other factors, whether the non-audit services provided by the independent accountants’ firm could impair the auditors’ independence and concluded that such services were compatible with their independence.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, but make every effort to test the veracity of facts and accounting principles applied by management. Moreover, the Audit Committee meets independently with the independent accountants to evaluate the quality of accounting principles applied by management and to evaluate the quality of the Company’s internal audit function.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Albert J. Febbo, Chairman

Edward J. Campbell
Richard M. Cashin, Jr.
Mitchell I. Quain
Anthony L. Soave

AUDIT AND OTHER FEES

      Fees paid to the independent accountants, PricewaterhouseCoopers LLP, were comprised of the following:

Audit Fees: During the year ended December 31, 2001, PricewaterhouseCoopers LLP billed the Company $455,000 for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Form 10-K and reviews of the quarterly financial statements included in the Company’s Forms 10-Q.

Financial Information Systems Design and Implementation Fees: During the year ended December 31, 2001, PricewaterhouseCoopers LLP performed no professional services for information technology systems design and implementation.

All Other Fees: During the year ended December 31, 2001, PricewaterhouseCoopers LLP billed the Company $365,000 related to other professional services. These services primarily included tax compliance and consulting, statutory audits of foreign subsidiaries, audits of employee benefit plans, and other assurance services not directly related to the audit.

PERFORMANCE GRAPH

      The following performance graph compares cumulative total return for the Company’s Common Stockholders over the past five years against the cumulative total return of the Standard & Poor’s Diversified Machinery Group Index, and against the Standard & Poor’s 500 Stock Index. The graph depicts the value on December 31, 2001, of a $100 investment made on December 31, 1996, in Company Common Stock and each of the other two indices, with all dividends reinvested. The Company’s Common Stock is currently traded on the New York Stock Exchange under the symbol of TWI.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Titan International, Inc.	100.00	156.4	74.5	51.0	33.3	37.2

S&P Machinery Diversified Industries Index	100.00	130.1	106.3	123.3	115.6	116.8

Standard & Poor’s 500 Stock Index	100.00	131.0	165.9	198.3	178.2	155.0

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the directors and executive officers of the Company and the persons who own more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during 2001. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during 2001, all of these reports were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2001, by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number(a)		Percent

Court Square Capital, Limited	5,346,964	(b)	25.8%
153 East 53rd Street New York, NY 10043
Maurice M. Taylor Jr.	2,282,186	(c)	11.0%
2701 Spruce Street Quincy, IL 62301
Mellon Financial Corporation	2,198,100	(d)	10.6%
One Mellon Center Pittsburgh, PA 15258
Fuller & Thaler Asset Management, Inc.	1,845,300	(d)	8.9%
411 Borel Avenue, Suite 402 San Mateo, CA 94402
State Street Research & Management Company	1,388,293	(d)	6.7%
One Financial Center, 30th Floor Boston, MA 02111
Dimensional Fund Advisors	1,082,625	(d)	5.2%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Anthony L. Soave	806,250		3.9%
Mitchell I. Quain	137,800		*
Erwin H. Billig	114,950		*
Richard M. Cashin Jr.	110,179		*
Albert J. Febbo	69,750		*
Edward J. Campbell	56,250		*
J. Michael A. Akers	33,306		*
Cheri T. Holley	19,924		*
Kent W. Hackamack	19,144		*
All named executive officers and directors as a group (10 persons)	3,649,739		17.6%

*	Less than one percent.

(a)	Except for voting powers held jointly with a person’s spouse, represents sole voting and investment power unless otherwise indicated. Includes unissued shares subject to options exercisable within 60 days after December 31, 2001, as follows: Mr. Taylor, 288,120 shares; Mr. Soave, 69,750 shares; Mr. Quain, 27,000 shares; Mr. Billig, 69,750 shares; Mr. Cashin, 69,750 shares; Mr. Febbo, 69,750 shares; Mr. Campbell, 54,000 shares; Mr. Akers, 22,946 shares; Ms. Holley, 19,924 shares; Mr. Hackamack, 19,144 shares; all officers and directors as a group, 710,134 shares.

(b)	Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission.

(c)	Includes 1,314,000 shares held jointly by Mr. Taylor and his wife as to which they share voting and dispositive power. Also includes 580,066 shares held by Mr. Taylor as to which he has sole voting and dispositive power. Also includes 100,000 shares held jointly by the Maurice and Michelle Taylor Foundation as to which they share voting and dispositive power.

(d)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

RELATED PARTY TRANSACTIONS

      The Company sells products and pays commissions to companies controlled by persons related to the Chief Executive Officer of the Company. During 2001, 2000 and 1999, sales of Titan product to these companies were approximately $7.7 million, $10.7 million, and $12.5 million, respectively. On sales referred to Titan from these manufacturing representative companies, commissions were paid in the amounts of approximately $0.9 million, $1.2 million, and $1.1 million during 2001, 2000, and 1999, respectively. These sales and commissions were made in the ordinary course of business and were made on terms no less favorable to Titan than comparable sales and commissions to unaffiliated third parties. At December 31, 2001, Titan had trade receivables for $4.4 million due from these companies, as compared to $5.0 million at December 31, 2000. Titan had notes receivable due from these companies of $7.4 million and $7.1 million at December 31, 2001 and 2000, respectively.

STOCKHOLDER PROPOSALS

      Any proposal to be presented at next year’s Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than December 6, 2002, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting of Stockholders. Any such proposals must comply in all respects with the rules and regulation of the Securities and Exchange Commission relating to stockholder proposals, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested. In addition, if a stockholder intends to present a proposal at the Company’s 2003 Annual Meeting of Stockholders without the inclusion of such proposal in the Company’s proxy material and written notice of such proposal is not received by the Company on or before February 19, 2003, proxies solicited by the Board of Directors for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote on such proposal if presented at the meeting. Stockholders’ proposals should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING

      Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s annual report to stockholders and proxy statement. Upon written request, the Company will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the Company of their requests by writing to the Investor Relations Department, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

PROXY SOLICITATION

      The costs of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile transmission or telegraph, by directors, officers or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith.

By Order of the Board of Directors,

CHERI T. HOLLEY

Secretary

April 5, 2002

NOTES

NOTES

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Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1.     The Board of Directors recommends a vote FOR the listed nominees. Nominees for Election as Class I Director to serve until the 2005 Annual Meeting:

01 — Richard M. Cashin, Jr. 02 — Albert J. Febbo 03 — Mitchell I. Quain

B  Ratification of Independent Auditors

The Board of Directors recommends a vote FOR the independent auditors.

2.	To ratify the selection of PricewaterhouseCoopers LLP, as the independent auditors for 2002.

Note: Please note that if you are attending the Annual Meeting proof of ownership must be presented.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This proxy must be signed exactly as the name appears hereon. If acting as attorney, executor, or trustee, or in corporate or representative capacity, please sign name and title.

Proxy - Titan International, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
THURSDAY, MAY 16, 2002, 11:00 A.M. EASTERN TIME
HILTON SUITES HOTEL, DETROIT METRO AIRPORT
8600 WICKHAM ROAD, ROMULUS, MI 48174

The undersigned hereby constitutes and appoints Maurice M. Taylor, Jr., Cheri T. Holley, and each of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in TITAN INTERNATIONAL, INC., at the Annual Meeting of Stockholders to be held on Thursday, May 16, 2002, and at any adjournments thereof and on all matters properly coming before the meeting.

This proxy will be voted as directed or, if no direction is indicated, will be voted FOR Items 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)